Exhibit 3.1

                                     BYLAWS
                                       OF
                             AVENTURA HOLDINGS, INC.

                                    ARTICLE I

                                     OFFICES
                                     -------

     SECTION 1. Registered Office. The corporation shall have and continuously maintain a registered office in the State of Florida. The corporation's initial registered office shall be located at 2650 Biscayne Blvd., 1st Floor, Miami, Florida, 33137. The corporation may by resolution of the Board of Directors (the "Board") change the location of the registered office to any other place in Florida.

     SECTION 2. Registered Agent. The registered agent of the Corporation shall be located at the registered office of the Corporation in the State of Florida and shall be designated by resolution of the Board of Directors. The initial registered agent shall be Craig A. Waltzer.

     SECTION 3. Other Offices. The corporation may also maintain offices at such other places in or outside of the State of Florida as the Board may from time to time establish.

                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS
                          ----------------------------

     SECTION 1. Place. All annual and special meetings of the shareholders shall be held at a place in or outside of the State of Florida as specified by the Board and stated in the notice of meeting.

     SECTION 2. Notice. Except as otherwise provided by the Florida Business Corporation Act (the "Act"), written notice of the date, time, and place of every shareholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, to each shareholder of record entitled to vote at the meeting. If notice is given by mail, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address which appears on the records of the corporation. A shareholder may waive notice of any meeting before or after the date and time stated in the notice, provided, however that such waiver is in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Attendance of a shareholder at a meeting of shareholders, in person or by proxy, constitutes (i) waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 3. Annual Meeting. An annual meeting of the shareholders for the election of the Board and for such other business as may lawfully come before the meeting shall be held on such day of the fiscal year and at such time as determined by the Board, which shall be given in the notice of the meeting. Any general business pertaining to the affairs of the corporation may be transacted at the annual meeting without special notice.

     SECTION 4. Special Meetings. A special meeting of the shareholders may be called by the Board or by the President at such time and place and for the transaction of such business as may be designated in the notice of such meeting. A special meeting shall be called by the President upon the written request of holders of not less than fifty (50%) percent of all the shares entitled to vote at a meeting. Written requests for a special meeting shall include a description of the purpose or purposes for which the special meeting is to be held. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting.

     SECTION 5. Adjournment. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice pursuant to Article II, Section 2 of these Bylaws.

     SECTION 6. Record Dates. For the purposes of determining the shareholders entitled to notice of, or to vote at, a meeting of shareholders or any adjournment thereof, or to express consent to or to dissent from a proposal without a meeting, the record date shall be the close of business on a date be set by the Board. For the purpose of any other action, including but not limited to determining shareholders entitled to receive payment of a share dividend, distribution or allotment of a right, the record date shall be the close of business on the day on which the resolution of the Board relating to such action is adopted. When a determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders has been made as provided above, the determination shall apply to any adjournment of the meeting, unless the Board thereafter fixes a new record date under this Section 6 for the adjourned meeting.

     SECTION 7. Quorum. A quorum at a meeting is constituted by the presence in person or by proxy of the holders of record of shares entitled to cast a majority of the votes at a meeting. The withdrawal of any shareholder, attending in person or by proxy, after the commencement of the meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

     SECTION 8. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days prior to each meeting of the shareholders, or such shorter time as exists between the record date and meeting date, make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. The list shall be:

     a) Arranged alphabetically with the address of, and the number and classes of shares held by, each shareholder;

     b) Subject to inspection at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar, by any shareholder or his attorney or agent, at his expense and on written demand as provied by Section 607.1602 of the Act, at any time during regular business hours for a period of ten (10) days immediately prior to the meeting, or such shorter time as exists between the record date and meeting date;

     c) Produced and kept open for inspection during the meeting by any shareholder or his attorney or agent at the time and place of the meeting; and

     d) Prima facie evidence as to the shareholders entitled to examine the list or to vote at the meeting.

     If the above-stated requirements have not been complied with, on demand of a shareholder in person or by proxy who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Refusal or failure to comply with the above-stated requirements does not affect the validity of an action taken at the meeting before the making of such a demand.

     SECTION 9. Voting Rights. Except as otherwise provided in the Act, on each matter submitted to a vote, each outstanding share entitled to vote on such a matter is entitled to one (1) vote. A vote may be cast orally, by written ballot, or by a show of hands.

     SECTION 10. Required Vote. If an action, other than the election of Directors, is to be taken by vote of the shareholders, such action shall be authorized by a majority of the votes cast by the holders of shares constituting a quorum.

     SECTION 11. Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his duly authorized agent or representative. A proxy is not valid after the expiration of eleven (11) months from its effective date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders.

     SECTION 12. Election of Board. At each annual meeting of the shareholders, the shareholders shall elect a Board. The Board shall be elected by a plurality of the votes cast by the holders of shares constituting a quorum. A shareholder entitled to vote at an election of the Board, in person or by proxy, may vote the number of shares owned by him for as many candidates as there are Board members to be elected and for whose election he has a right to vote.

     SECTION 13. Action by Written Consent. Any action that may be, or is required to be, taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if (i) the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting; (ii) the approving shareholders sign a written consent authorizing such action and deliver such consent to the corporation as provided in Section 607.0704 of the Act; and (iii) within ten
(10) days after such authorization by written consent is obtained, notice is given to those shareholders who have not consented in writing pursuant to
Section  607.0704(3)  of  the  Act.

                                   ARTICLE III

                                      BOARD
                                      -----

     SECTION 1. General Powers. Except as otherwise provided by the Act or the Articles of Incorporation, the business affairs of the corporation shall be managed by its Board. The Board shall have general management and control of the business and affairs of the corporation and shall exercise all of the powers that may be exercised or performed by the corporation under the statutes of the State of Florida, the Articles of Incorporation or these Bylaws. A Board member need not be a shareholder of the corporation.

     SECTION 2. Number. The number of Directors shall be as determined from time to time by the Board. As of the effective date of these Bylaws, the Board shall consist of five (5) Directors.

     SECTION 3. Term of Office. At each annual meeting of the shareholders, the shareholders shall elect Directors, each of which shall serve until his successor is elected and qualified, or until such Director's resignation or removal.

     SECTION 4. Resignation. A Director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a later time as set forth in the notice of resignation.

     SECTION 5. Removal. One or more Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of the Board.

     SECTION 6. Vacancies. Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the shareholders, the Board or, if the Directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of the remaining Directors though less than a quorum. If, because of death, resignation, or other cause, the corporation has no Directors in office, the executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders, in accordance with the provision of Article II, Section 4 of these Bylaws.

     SECTION 7. Annual Meetings. The Board shall meet each year immediately after the annual meeting of the shareholders, or within ten (10) business days thereafter, at the place where such meeting of the shareholders has been held or at such other place as the Board may determine, for the purpose of electing officers and considering such business that may properly be brought before the meeting.

     SECTION 8. Regular and Special Meetings. Regular meetings of the Board may be held at such times and places as the Board determines and may be held in or outside of the State of Florida. Special meetings of the Board may be called by the President or Chairperson of the Board and shall be called by the Secretary on the written request of thirty (30%) percent of the Directors. A special meeting of the Board may be held in or outside of the State of Florida.

     SECTION 9. Notices. No notice of an annual or regular meeting of the Board need be given. A special meeting of the Board shall be held only if written notice of the time, place and purpose of the special meeting is given not less than two (2) nor more than fifteen (15) days before the date of the meeting, in person, by first-class mail, or by any form of electronic communication to each Director. If notice is given by mail, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the Director at the address which appears in the records of the corporation. If notice is given by electronic communication, notice shall be deemed to have been given when sent by the corporation. Notice, or any waiver of Notice, for a special meeting of the Board shall set forth the purpose of, and the business to be transacted at, the special meeting.

     SECTION 10. Attendance Constituting Waiver of Notice. A Director's attendance at or participation in a meeting, constitutes a waiver of notice of the meeting, except where a Director, at the beginning of the meeting or upon his arrival thereat, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

     SECTION 11. Meeting by Conference Telephone. A Director or member of a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting conducted in this fashion constitutes presence in person at the meeting.

     SECTION 12. Quorum. A quorum at a meeting of the Board for the transaction of business is constituted by a majority of the Directors then in office.

     SECTION 13. Required Vote. For all purposes, unless the vote of a larger number is required by the Act, the vote of a majority of the Directors present at a meeting at which a quorum is present constitutes the action of the Board. At all meetings of the Board, each Director present shall have only one (1) vote, irrespective of the number of shares of stock in the corporation, if any, which that Director holds.

     SECTION 14. Adjournment. In the absence of a quorum, a majority of the Directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum is present.

     SECTION 15. Consent of Directors Without Board Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, may be taken without a meeting if, before or after the action, all Directors then in office consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board. The consent has the same effect as a vote of the Board for all purposes.

     SECTION 16. Chairperson. At all meetings of the Board and the Shareholders, the Chairperson of the Board, if any and if present, shall preside. If there is not a Chairperson, or if the Chairperson is absent, an acting Chairperson, chosen by the Directors, shall preside.

     SECTION 17. Compensation. Subject to Article VI, Section 2 of these Bylaws, Directors shall not receive, as such, any salary from the corporation, but the Board may authorize the payment to Directors of a fixed fee and expenses for attendance at meetings of the Board or a Committee thereof. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation for such service.

     SECTION 18. Discharge of Duties by Board. A Director shall discharge his duties as a Director, including duties as a member of a Committee, in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the corporation. In discharging his duties, a Director is entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following: (a) one or more Directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the Director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, engineers, or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (c) a Committee of the Board of which he is not a member if the Director reasonably believes the Committee merits confidence; provided, however, a Director is not entitled to rely on such information if he has knowledge concerning the matter in question that makes such reliance unwarranted.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

     SECTION 1. Committees. The Board may designate one (1) or more Committees, each Committee to consist of two (2) or more Directors. The Board may designate one (1) or more Directors as alternate members at a meeting of a Committee. A Committee, and each member thereof, shall serve at the pleasure of the Board.

     SECTION 2. Powers. A Committee may exercise all powers and authority of the Board in management of the business and affairs of the corporation as are granted to such Committee by the Board, provided, however, that no Committee shall have the authority to:

     (a) Approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

     (b)     Fill  vacancies  on  the  Board  or  any  Committee  thereof;

     (c)     Adopt,  amend  or  repeal  the  Bylaws;

     (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board;

     (e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may authorize a Committee to do so within limits specifically prescribed by the Board.

     SECTION 3. Committee Meetings and Procedure. Each Committee shall hold regular or special meetings at such dates, times and places as it may determine from time to time. The Sections of these Bylaws which govern meetings, notice and waiver of notice, action by written consent, and quorum and voting requirements of the Board shall apply to Committees and their members as well.

                                    ARTICLE V

                                    OFFICERS
                                    --------

     SECTION 1. Number and Election. The officers of the corporation shall consist of a President, Secretary, Treasurer, a Chairperson of the Board, and, if desired, a Vice-Chairperson of the Board, one or more Vice Presidents, and such other officers as may be determined by the Board. The Board shall elect or appoint the officers. Two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two (2) or more officers.

     SECTION 2. Term of Office. An officer elected or appointed under these Bylaws shall hold office for the term elected or appointed and until a successor is elected or appointed and qualified, or until that officer resigns or is removed.

     SECTION 3. Resignation, Removal and Suspension. An officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to any contractual rights. The election or appointment of an officer, of itself, does not create contractual rights. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a later time specified in the notice of resignation.

     SECTION 4. Vacancies. Any vacancy occurring in any office of the corporation shall be filled for the unexpired term thereof in the manner prescribed in Section l of this Article V.

     SECTION 5. Duties of Officers. An officer shall discharge his duties as an officer, including duties as a member of a committee, in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the corporation. In discharging his duties, an officer is entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following: (a) one or more Directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the officer reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountant, engineers, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence; or (c) a Committee of the Board of which he is not a member if the officer reasonably believes the Committee merits competence; provided, however, an officer is not entitled to rely on such information if he has knowledge concerning the matter in question that makes such reliance unwarranted.

     SECTION 6. The President. The President shall be the chief executive officer of the corporation and, subject to the direction and under the supervision of the Board, shall have general charge of the business, affairs and property of the corporation and control over its officers, agents and employees. In the absence of the Chairperson, the President shall preside at any Board and shareholder meetings. The President shall, in general, perform all duties and have powers incident to the office of President and shall perform such other duties and have such other powers as, from time to time, may be assigned by these Bylaws or by the Board.

     SECTION 7. The Vice President. At the request of the President or in the event of his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and have such other powers as, from time to time, may be assigned by these Bylaws, the Board, or the President.

     SECTION 8. The Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board in one or more books to be kept for that purpose. The Secretary shall have custody of the seal of the corporation and shall have authority to cause such seal to be affixed to, or impressed, or otherwise produced upon all documents, the execution and delivery of which, on behalf of the corporation, shall have been duly authorized. The Secretary shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may, from time to time, be assigned by these Bylaws, the Board, or the President. The Secretary shall give all notices required by the Articles of Incorporation or these Bylaws. The Secretary shall have custody of all books, records, and papers of the corporation, except those in the possession of the Treasurer or other person authorized by the Board.

     SECTION 9. The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. The Treasurer shall cause all monies to be deposited in the name and to the credit of the corporation in such depositories as may be designated by the Board. The Treasurer shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the President and the Board, whenever requested, an account of all transactions conducted as Treasurer and of the financial condition of the corporation. The Treasurer shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may, from time to time, be assigned by these Bylaws, the Board, or the President.

     SECTION 10. The Chairperson of the Board. The Chairperson shall provide leadership to the Board in discharging its functions; shall preside at all meetings of the Board and shareholders; and shall act as a liaison between the Board and the corporation's Officers.

                                   ARTICLE VI

                                    CONTRACTS
                                    ---------

     SECTION 1. Transactions. A transaction in which a Director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the person interested in the transaction establishes any of the following: (a) the transaction was fair to the corporation at the time entered into; (b) the material facts of the transaction and the Director's or officer's interest were disclosed or known to the Board, a Committee of the Board, and the Board or Committee authorized, approved, or ratified the transaction; or (c) the material facts of the transaction and the Director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction. For purposes of subsection (b) above, a transaction is authorized, approved, or ratified if it received the affirmative vote of the majority of the Directors on the Board or the Committee who had no interest in the transaction, though less than a quorum, or all independent Directors who had no interest in the transaction. The presence of, or a vote cast by, a Director with an interest in the transaction does not affect the validity of the action taken under subsection (b). For purposes of subsection (c) above, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares who did not have an interest in the transaction. A majority of the shares held by shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under subsection (c).

     SECTION 2. Compensation of Directors. The Board, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the corporation as Directors or officers. Transactions pertaining to the compensation of Directors for services to the corporation as Directors or officers shall not be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation unless it is shown that the compensation was unreasonable at the time established.

     SECTION 3. Loans to Officers. The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the corporation or of its subsidiary, including an officer or employee who is a Director of the corporation or its subsidiary, when, in the judgment of the Board, the loan, guaranty, or assistance may reasonably be expected to benefit the corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the corporation. The loan, guaranty, or assistance may be with or without interest, and may be unsecured, or secured in a manner as the Board approves, including without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 3 shall deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE VII

                       INDEMNIFICATION OF CORPORATE AGENTS
                       -----------------------------------

     SECTION 1. Proceedings Against Corporate Agents. The corporation has the power to indemnify a person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit, or proceeding. The corporation has the power to indemnify the Director, officer, employee, or agent of the corporation, only if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Proceedings by or in the Right of the Corporation. The corporation has the power to indemnify a person who was or is a party, or is threatened to be made a party, to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not. The indemnification shall be against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred in connection with the action or suit. The corporation has the power to indemnify the person only if that person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, no indemnification shall be made with respect to any claim, issue or matter as to which such person has been found liable to the corporation except to the extent authorized in
Section  7  of  this  Article  VII.

     SECTION 3. Corporate Agent Successful in Proceedings. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Section 1 and 2 of this Article VII, or in defense of a claim, issue, or matter arising therein, the person shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by the person in connection with the action, suit, or proceeding and in any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this
Section  3.

     SECTION 4. Determination that Indemnification is Proper. Unless otherwise ordered by a court, an indemnification under Sections 1 and 2 of this Article VII shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because that person has met the applicable standard of conduct set forth in those sections. Such determination shall be made in any of the following ways:

     (a) by a majority vote of a quorum of the Board consisting of members who were not parties or threatened to be made parties to the action, suit or proceeding;

     (b) if a quorum cannot be obtained under subdivision (a) by majority vote of a Committee duly designated by the full Board and consisting solely of two
(2) or more Directors not at the time parties or threatened to be made parties to the action, suit or proceeding;

     (c) by independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the Board or its Committee in the manner prescribed in subdivision (a) or (b); or (ii) if a quorum of the Board cannot be obtained under subdivision (a) and a Committee cannot be designated under subdivision (b), by the full Board; or

     (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     SECTION 5. Partial Indemnification. If a person is entitled to indemnification under Sections 1 and 2 of this Article VII for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 6. Expenses Payable in Advance. A corporation may pay or reimburse the reasonable expenses incurred by a Director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII; (b) the person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under these Bylaws. The undertaking required by subsection (b) must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section 6 shall be made in the manner specified in Sections 4 and 5 of this Article VII.

     SECTION 7. Indemnification. A Director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary, may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII or was adjudged liable as described in Section 2 of this
Article VII, but if he was adjudged liable, his indemnification is limited to reasonable expenses incurred.

     SECTION 8. Rights not Exclusive. The indemnification or advancement of expenses provided in Sections 1 to 7 of this Article VII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation of the corporation, these Bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. Moreover, the indemnification provided for in Sections 1 to 7 of this
Article VII continues as to a person who ceases to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

     SECTION 9. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of a person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity or arising out of that person's status as such, whether or not the corporation would have power to indemnify that person against liability pursuant to Sections 1 to 8 of this Article VII.

     SECTION  10.  Definitions.  For  the  purposes  of  Sections 1 to 9 of this
Article VII: (a) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (b) "other enterprises" shall include employee benefit plans; (c) "serving at the request of the corporation" shall include any service as a Director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries; (d) a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders or members" as referred to in Sections 1 and 2 of this Article VII.

                                  ARTICLE VIII

                                 CAPITAL SHARES
                                 --------------

     SECTION 1. Share Certificates. The shares of the corporation shall be represented by certificates which shall be signed by the Chairperson, Vice-Chairperson, President or a Vice President. The certificate may be sealed with the seal of the corporation or a facsimile. In case an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer on the date of issue.

     SECTION 2. Contents of Share Certificates. A certificate representing shares shall state upon its face: (a) that the corporation is formed under the laws of the State of Florida; (b) the number and class of shares which the certificate represents; and (c) the name of the person to whom the shares are issued.

     SECTION 3. Consideration for Issuance of Shares. Shares may be issued for a consideration fixed by the Board.

     SECTION 4. Fractional Shares and Alternatives. The corporation may issue certificates for fractions of a share where necessary to effect share transfer, share distributions or a reclassification, merger, consolidation, or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions. As an alternative, the corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined. As an alternative, the corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder, except as therein provided. The scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the Board may determine. The corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

     SECTION 5. Lost or Destroyed Certificates. The corporation may issue a new certificate for shares or fractional shares in place of a certificate previously issued by it, alleged to have been lost or destroyed, and the Board may require the owner of the lost or destroyed certificate, or that person's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the allegedly lost or destroyed certificate or the issuance of such new certificate.

     SECTION 6. Transfer of Shares. Shares of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by the holder's attorney, duly authorized in writing, upon surrender to the corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps, where applicable. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     SECTION 7. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the corporation of the certificates for shares for the purpose of recording the transfer of such shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and to otherwise exercise the rights and powers of a shareholder.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     SECTION 1. Corporate Books, Records, Minutes. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders and Board at its principal office. The corporation shall keep at its registered office, records containing the names and addresses of all shareholders, the number of shares held by each and the dates when they respectively became holders of record thereof. Any such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form, without charge, any such record not in writing, upon written request of a person entitled to inspect them.

     SECTION 2. Shares of Other Corporations. Shares standing in the name of another domestic or foreign corporation, whether or not the corporation is subject to the Act, may be voted by a person who, by action of the Board, from time to time, is appointed to vote such shares, or in the absence of such appointment, by the Chairman of the Board or the President.

     SECTION 3. Sureties and Bonds. If the Board requires, any officer, employee, or agent of the corporation shall execute to the corporation, a bond in such sum, and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of that person's duties to the corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the corporation which may come into that person's hands.

     SECTION 4. Corporate Seal. The corporation shall have the power, in furtherance of its corporate purposes, to have a corporate seal, to alter the seal, and to use it by causing it or a facsimile to be affixed, impressed or reproduced in any other manner. The corporate seal shall be in the form of a circle and shall bear the name of the corporation and indicate its formation under the laws of the State of Florida.

     SECTION 5. Fiscal Year. The fiscal year of the corporation shall end on December 31st.

                                    ARTICLE X

                     ADOPTION, AMENDMENT OR REPEAL OF BYLAWS
                     ---------------------------------------

     SECTION 1. Power to Adopt, Amend or Repeal. Subject to the corporation's Articles of Incorporation, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the shareholders, or by the affirmative vote of a majority of the Board at any regular or special meeting, if notice of the proposed alteration, amendment or repeal is contained in the notice for such meeting.

                                   ARTICLE XI

             AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION
             ------------------------------------------------------

     SECTION 1. General Power to Amend Articles. The corporation may amend its Articles of Incorporation if the amendment contains only such provisions as might lawfully be contained in the Articles of Incorporation at such time as the amendment is effective.

     SECTION 2. Power of Shareholders to Amend Articles. Except as otherwise provided by law, amendments of the Articles of Incorporation shall be approved by the shareholders. Notice of a meeting setting forth the proposed amendment or a summary of the changes to be effected thereby shall be given to each shareholder of record entitled to vote, within the time and in the manner provided in these Bylaws. Any number of amendments may be acted upon at a given meeting.

     SECTION 3. Required Vote. At the meeting, a vote of shareholders entitled to vote thereon shall be taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote. The voting requirements of this section are subject to greater requirements, as prescribed by the Act, for specific amendments.

                                   ARTICLE XII

                           CONTROL SHARE ACQUISITIONS
                           --------------------------

     SECTION 1. Control Share Acquisitions. Section 607.0902 of the Act shall not apply to control-share acquisitions of shares of the corporation.

                                  ARTICLE XIII

                                 EFFECTIVE DATE
                                 --------------

     SECTION 1.  Effective Date.  These Bylaws are effective as of May 16, 2006.